Exhibit 99.1

News Release

FOR IMMEDIATE RELEASE

Contact:	Lisa Preuss	Damon Wright
	Director, Public Relations	Vice President, Investor Relations
	Epicor Software Corporation	Epicor Software Corporation
	949/585-4235	949/585-4509
	lpreuss@epicor.com	dswright@epicor.com

Epicor® to Acquire Spectrum Human Resource Systems Corporation

Cloud and Premise-Based HRMS Solution Broadens Next-Generation ERP Suite;

Combined Experience and Platform to Deliver True International HCM Offering

IRVINE, Calif. — December 13, 2010 — Epicor Software Corporation (NASDAQ: EPIC), a leading provider of enterprise business software solutions to the midmarket and Global 1000 companies, today announced it has agreed to acquire privately held SPECTRUM Human Resource Systems Corporation based in Denver, Colorado for approximately $16 million in cash, subject to certain closing adjustments. The acquisition is expected to close by December 31, 2010.

With approximately 100 employees, over 430 direct customers (an additional 1,800 through OEM relationships), and projected full-year 2010 revenues of approximately $14 million, Spectrum’s best-in-class Web-based human resource and talent management solutions will be the core of the newly formed Epicor Human Capital Management (HCM) group. The acquisition broadens Epicor’s position as a leading provider of complete end-to-end enterprise business solutions to the manufacturing, distribution, retail, hospitality and services sector, with the addition of end-to-end HRMS. Epicor does not expect the acquisition to have a material impact on its 2010 financial results, but does expect it to be slightly accretive to revenue and earnings beginning the first quarter of 2011.

“Spectrum is perfectly aligned with our strategy to provide comprehensive solutions and services that offer businesses both choice and flexibility; delivered on-premise, as a managed service, or in the cloud,” said George Klaus, chairman, president and CEO of Epicor. “The acquisition is an excellent fit from a technology, corporate culture, and customer service standpoint—both companies leverage the Microsoft .NET Framework, have a customer-centric focus, and deliver service from a single-point of accountability.

– More –

Epicor Acquires Spectrum HR

“The opportunity to deliver this comprehensive best-in-class HRMS creates new market opportunities both domestically and internationally. The complementary technology focus along with our commitment to service-oriented architecture (SOA) will allow us to quickly integrate the product across many of our product lines particularly Epicor 9, which will create significant cross-selling opportunities to both our ERP and HCM customers.”

Global HCM Market Opportunity in the Cloud

According to a recent report by Gartner, Inc., “The application and delivery model portfolio needs to be actively managed to enable HR organizations to align their initiatives with business objectives. Poor decisions can lead to increased operating costs jeopardizing opportunities to improve service models and strategic capability. CIOs should include HCM applications in their service-oriented architecture (SOA) plans, and HCM technology governance plans must address growing SaaS use.”1

In the same report Gartner states, “HCM applications are fundamental to an organization’s business application strategy. Consequently, the evaluation, selection and implementation of the applications will have a major impact on overall business application strategy. Gartner is estimating approximately $6 billion in revenue in the HCM software market in 2010, and expects 4.5% growth during the next three years.”1

With combined focus on Microsoft .NET, Web 2.0 and cloud computing technologies, and expertise in delivering world-class business solutions, Epicor and Spectrum together can deliver a solution that requires no compromises and what no other company is providing today — an end-to-end HCM solution backed by local country support, localization and language, and supporting flexible delivery options including SaaS, hosted, and on-premise.

“We are excited to join forces with Epicor and the opportunity it creates to rapidly accelerate the momentum Spectrum has built in the HCM market,” said Sybll Romley, CEO and president of Spectrum. “The economic downturn has shifted much of the focus of corporate HR from recruitment and on-boarding to talent management and employee development. With increasingly decentralized workforces, the rise of social networking, and rapidly evolving government, privacy, and regulatory compliance requirements, the value of a truly integrated HCM solution that aligns HR best practices with the overall business objectives of a company is significant.”

“Epicor’s infrastructure and global presence also provides a strong platform to expand into new markets and geographies as a best-in-class solution,” Romley stated. “Our customers will benefit from the technology and product roadmap synergy between Epicor and Spectrum,

– More –

Epicor Acquires Spectrum HR

as well as having direct access to Epicor resources worldwide — which we expect will deliver even greater value to all of our customers.”

Spectrum: Comprehensive HR Functionality

Epicor plans on continuing to develop and support the Spectrum iVantage® HRIS product offering, in line with Epicor’s “protect, extend and converge” strategy. The Spectrum solution covers all aspects of an organization’s HR needs, from applicant tracking and hiring to workforce management and succession planning. The intuitive, easy to use, browser-based interface and automated workflow provide a high level of employee self-service, enabling HR professionals to reduce time consuming clerical functions and focus on developing organizational and workforce strategies that can improve the bottom line. Powerful analytics and productivity reporting tools provide a complete picture of the workforce for better strategic planning and operational alignment.

The Spectrum offering will be immediately available to Epicor customers as an “extend” component integrated with their Epicor ERP solution. A full range of delivery options will be available including on-premise, hosted/managed services, or software as a service (SaaS).

1 Source: Gartner, Inc., “Key Issues for Human Capital Management Software, 2010” (Mar. 24, 2010)

About Spectrum Human Resource Systems Corporation

Spectrum, founded in 1984, is renowned for its best-in-class web-based HR systems and industry-leading service—providing an unparalleled user experience. As a full system and service provider, Spectrum delivers the full range of product-related services, including system planning, implementation, training, system customization, data conversion and system consulting. Spectrum is a Microsoft® Gold Certified Partner and participant in Microsoft’s Technology Adoption Program. Headquartered in Denver, Colo., Spectrum can be reached at 800-477-3287 or on the Internet at www.spectrumhr.com.

About Epicor Software Corporation

Epicor Software is a global leader delivering business software solutions to the manufacturing, distribution, retail, hospitality and services industries. With 20,000 customers in over 150 countries, Epicor provides integrated enterprise resource planning (ERP), customer relationship management (CRM), supply chain management (SCM), human capital management (HCM) and enterprise retail software solutions that enable companies to drive increased efficiency and improve profitability. Founded in 1984, Epicor takes pride in more than

Epicor Acquires Spectrum HR

25 years of technology innovation delivering business solutions that provide the scalability and flexibility businesses need to build competitive advantage. Epicor provides a comprehensive range of services with a single point of accountability that promotes rapid return on investment and low total cost of ownership, whether operating business on a local, regional or global scale. The Company’s worldwide headquarters are located in Irvine, California with offices and affiliates around the world. For more information, visit www.epicor.com.

# # #

Epicor is a registered trademark of Epicor Software Corporation. Other trademarks referenced are the property of their respective owners. The product and service offerings depicted in this document are produced by Epicor Software Corporation.

Forward-Looking Statements

Management of Epicor Software believes certain statements in this press release may constitute forward-looking statements under the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements regarding the transaction, potential synergies, the expected impact of the transaction, timing of closing, future operations of the combined entity and other statements that are not historical fact. These forward-looking statements are based on currently available competitive, financial and economic data together with management’s views and assumptions regarding future events and business performance as of the time the statements are made and are subject to risks and uncertainties, including, without limitation, risks associated with market and economic conditions, Epicor’s ability to consummate the transaction, which is subject to certain conditions, Epicor’s ability to integrate this acquisition and recognize expected synergies, Epicor’s ability to continue to support Spectrum’s customers and add functionality to Specturm’s products, and the risks and uncertainties described in Epicor’s Annual Report on Form 10-K for the year ended December 31, 2009 and Quarterly Report on Form 10-Q for the period ended September 30, 2010. Actual results may differ materially from those expressed or implied in the forward-looking statements.

As a result of these factors the business or prospects expected by the Company as part of this announcement may not occur. Epicor undertakes no obligation to revise or update publicly any forward-looking statements.